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[GOODWIN PROCTER LETTERHEAD]



February 24, 2003



Skyline Funds
311 South Wacker Drive
Suite 4500
Chicago, IL  60606

Ladies and Gentlemen:

Reference is made to Post-Effective Amendment No. 31 to the Registration Statement of Skyline Funds (the "Trust") on Form N-1A filed with the Securities and Exchange Commission (Securities Act Registration No. 33-11755, Investment Company Act Registration No. 811-5022). As special Massachusetts counsel to the Trust, we hereby consent to the incorporation by reference therein of our opinion dated April 28, 1998, originally filed as Exhibit 10 to Post-Effective Amendment No. 25 to such Registration Statement, as such opinion relates to The Special Equities Portfolio.

Sincerely,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER  LLP

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